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                                                                     EXHIBIT 5.1


                     TROOP MEISINGER STEUBER & PASICH, LLP


                                   April 9, 1998

99 CENTS Only Stores
4000 Union Pacific Avenue
City of Commerce, California 90023

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-3, File No. 333-49031, filed by 99 CENTS Only Stores, a California corporation (the "Company"), with the Securities and Exchange Commission on March 31, 1998, as amended by Amendment No. 1 to Registration Statement filed on April 9, 1998 (the "Registration Statement"), in order to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 750,000 shares of the Common Stock, no par value per share (the "Common Stock"), of the Company and up to 112,500 shares of the Common Stock subject to the Underwriters' over-allotment option to be offered by the Company (together, the "Company Shares") and up to 2,750,000 shares of the Common Stock to be offered by certain shareholders of the Company (the "Selling Shareholders") and up to 412,500 shares of the Common Stock subject to the Underwriters' over-allotment option to be offered by the Selling Shareholders (the "Selling Shareholder Shares") and any additional shares of Common Stock which may be registered pursuant to Rule 462(b) under the Securities Act (the "Additional Shares", and together with the Company Shares and the Selling Shareholder Shares, the "Shares"). In connection with the proposed offering, the Company has filed the Registration Statement and may file an additional registration statement on Form S-3 to register the Additional Shares pursuant to Rule 462(b) (the "Abbreviated Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the Additional Shares under the Securities Act.

    We are of the opinion that (i) the Company Shares and the Additional Shares have been duly authorized and, upon issuance in conformity with and pursuant to the Registration Statement, and receipt by the Company of the purchase price therefor as specified in the Registration Statement, the Company Shares and the Additional Shares will be legally and validly issued, fully paid and non-assessable; and (ii) the Selling Shareholder Shares have been duly authorized and issued to the holders thereof and are legally and validly issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the Abbreviated Registration Statement and to the reference to our firm under the caption "Legal Matters." This opinion may be incorporated by reference into the Abbreviated Registration Statement.

                                          Respectfully submitted,

                                          /s/ Troop Meisinger Steuber & Pasich,
                                          LLP

                                          TROOP MEISINGER STEUBER & PASICH, LLP